Exhibit 10.2

RESTORATION ROBOTICS, INC.

NOTE PURCHASE AGREEMENT

August 20, 2019

i

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of August 20, 2019, by and among RESTORATION ROBOTICS, INC., a Delaware corporation (the “Company”), and the lender (the “Lender”) named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Definitions.

(a) “Act” means the Securities Act of 1933, as amended.

(b) “Common Stock” shall mean the Company’s common stock, $0.0001 par value per share.

(c) “Financing Shares” shall mean, collectively, the shares of capital stock issued upon conversion or cancellation of the Notes.

(d) “Notes” shall mean the Unsecured Subordinated Convertible Promissory Notes issued to the Lender pursuant to Section 2 below, the form of which is attached hereto as Exhibit A.

(e) “Qualified Financing” shall have the meaning given to such term in the Notes.

2. Sale and Issuance of Notes.

2.1 Closing.

(a) The closing of the sale and purchase of Notes under this Agreement (the “Closing”) shall take place remotely on August 20, 2019, unless another date, time and place is agreed to in writing by the Company and the Lender (such date, the “Closing Date”).

(b) At the Closing, the Lender agrees to purchase, and the Company agrees to sell and issue to such Lender, a Note in the principal amount set forth opposite such Lender’s name in the Schedule of Lenders attached hereto under the heading “Principal Amount of Note at Closing”.

(c) The obligation of the Lender to purchase a Note at the Closing is subject to the Company’s delivery to such Lender, at or before the Closing, of a Note executed by the Company representing the applicable principal amount.

3. Terms and Conditions of Notes. Each Note shall be convertible into shares of the Company’s capital stock as expressly set forth in such Note and shall contain all other rights and restrictions, and be subject to all other terms and conditions, set forth in the form of Note attached hereto as Exhibit A.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender that the following representations are true and complete as of the date hereof and as of the date of each Closing:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2 Authorization. Except for the authorization and issuance of the shares issuable in connection with the Qualified Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes the valid and enforceable obligations they purport to be.

4.3 Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s Amended and Restated Certificate of Incorporation or its current bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

4.4 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any required filings pursuant to applicable state or federal securities laws, which have been made or will be made in a timely manner.

5. Representations and Warranties of the Lenders. The Lender hereby represents and warrants to the Company that the following representations are true and complete as of the date hereof and as of the date of each Closing:

5.1 Authorization. This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Lender represents that it has full power and authority to enter into this Agreement.

5.2 Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes, the Warrants and the Financing Shares (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Securities.

5.3 Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

5.4 Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

5.5 Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

5.6 Restricted Securities. The Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5.7 Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York).

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 6.5):

If to the Company:

RESTORATION ROBOTICS, INC.

128 Baytech Drive

San Jose, California 95134

Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Dr.

Menlo Park, California 94025

Attention: Brian J. Cuneo, Esq.

If to Lender:

Fred Moll

4000 E. Denny Blaine Place

Seattle, WA 98112

6.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company and the Lender will bear their own legal and other expenses with respect to the transactions contemplated by this Agreement.

6.8 Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Agreement, the Notes may be amended and the observance of any term of this Agreement, the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10 Stock Purchase Agreement. The Lender understands and agrees that the conversion of the Notes into Financing Shares may require such Lender’s execution of certain agreements (in form reasonably agreeable to the Lender) relating to the purchase and sale of such securities.

6.11 Further Assurance. From time to time, the Company shall execute and deliver to the Lender such additional documents and shall provide such additional information to the Lender as they may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.

6.12 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RESTORATION ROBOTICS, INC.

By:	/s/ Mark Hair
Name: Mark Hair
Title: Chief Financial Officer

Address:

RESTORATION ROBOTICS, INC.
128 Baytech Drive
San Jose, California 95134
Attention: Chief Financial Officer

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDER:

FRED MOLL

/s/ Fred Moll

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

SCHEDULE OF LENDERS

Name of Lender	Principal Amount of Note at First Closing
Fred Moll 4000 E. Denny Blaine Place Seattle, WA 98112 Email: fredmoll@gmail.com	$2,000,000.00

TOTAL	$2,000,000.00

Exhibit A

Form of Unsecured Subordinated Promissory Note